Exhibit 99.1

For Immediate Release Investor Relations Contact: Fitzhugh Taylor 203-682-8261 investors@chuys.com

Chuy’s Holdings, Inc. to Announce
First Quarter 2014 Results on May 6, 2014
The Company will Present at the Baird 2014 Growth Stock Conference

AUSTIN, TX - April 23, 2014 - Chuy’s Holdings, Inc. (NASDAQ: CHUY) today announced that it will host a conference call to discuss first quarter 2014 financial results on Tuesday, May 6, 2014 at 5:00 PM Eastern Time. A press release with the first quarter 2014 financial results will be issued that same day after the market close. Hosting the call will be Steve Hislop, President and Chief Executive Officer, and Jon Howie, Vice President and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 888-228-5271 or for international callers by dialing 913-312-1376. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 9579563. The replay will be available until Thursday, May 13, 2014.

The conference call will also be webcast live from the Company’s corporate website at Chuys.com under the investors section. An archive of the webcast will be available through the corporate website shortly after the call has concluded.

Investor Conference
Chuy’s Holdings, Inc. will participate at the Baird 2014 Growth Stock Conference at the Four Seasons Hotel in Chicago on Thursday, May 8, 2014. The presentation will begin at 12:40 PM Central Time and will be webcast live and archived on the Chuy’s website. To access the webcast and a copy of the presentation to be used during the conference please visit www.chuys.com under the tab Investors. A copy of the presentation will be posted on the Chuy’s website on the day of the conference.

About Chuy’s
Founded in Austin, Texas in 1982, Chuy's owns and operates 52 full-service restaurants across fourteen states serving a distinct menu of authentic, made from scratch Tex Mex inspired dishes. Chuy's highly flavorful and freshly prepared fare is served in a fun, eclectic and irreverent atmosphere, while each location offers a unique, "unchained" look and feel, as expressed by the concept's motto "If you've seen one Chuy's, you've seen one Chuy's!". For further information about Chuy's, including the nearest location, visit the Chuy's website at www.chuys.com.